As filed with the Securities and Exchange Commission on January 16, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	524210	46-3390293
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732- 380-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Ezra Beyman

Chief Executive Officer

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732-380-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd, Suite 820

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 16, 2024

Reliance Global Group, Inc.

4,210,528 Shares of Common Stock Issuable Upon Exercise of Series G Warrants

__________________

This prospectus covers the sale of an aggregate of up to 4,210,528 shares (the “shares”) of our common stock, $0.086 par value per share (the “common stock”) by one selling securityholder identified in this prospectus (together with any of the holder’s transferees, pledgees, donees or successors, the “Selling Securityholder”) issuable upon the exercise of 4,210,528 Series G warrants (the “Series G Warrants”). The Series G Warrants were issued to the selling securityholder in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Series F Inducement Agreement dated December 12, 2023 (the “Series F Inducement Agreement”). Each Series G Warrant will entitle the holder to purchase one share of common stock at an exercise price of $0.6562 per share. We are registering the resale of the shares of common stock covered by this prospectus as required by the Series F Inducement Agreement we entered into with the selling securityholder. For purposes of this prospectus, we have assumed an exercise price under the Series G Warrants of $0.6562 per share.

The Company will not receive any proceeds from the sale by the Selling Securityholder of the shares, however, we will receive proceeds from the exercise of the Series G Warrants if it is exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We are paying the cost of registering the shares covered by this prospectus as well as various related expenses, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the shares.

Sales of the shares by the Selling Securityholder may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Securityholder may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder, the purchasers of the shares, or both. If required, the number of shares to be sold, the public offering price of those shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement. Because all of the shares offered under this prospectus are being offered by the Selling Securityholder, we cannot currently determine the price or prices at which the shares may be sold under this prospectus.

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “RELI”. On January 12, 2024, the last reported sale price per share of our common stock on the Nasdaq Capital Market was $0.4875. You are urged to obtain current market quotations for our common stock.

Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 5 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2024.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling securityholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not and the selling securityholder have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context requires otherwise, references to “Company,” “we,” “us” or “our” refer to Reliance Global Group, Inc., a Florida corporation and its subsidiaries.

Business Overview

Reliance Global Group, Inc. (the “Company”) (formerly known as Ethos Media Network, Inc.) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party (“Reliance Holdings”), purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a company managing assets in the insurance markets, as well as other related sectors under the RELI Exchange umbrella. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. We are led and advised by a management team that offers over 100 years of combined business expertise in insurance, real estate and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we continue to remain acquisitive, seeking out synergistic strategic merger and acquisition (M&A) opportunities. We expect to close on multiple M&A transactions over the course of the next three years. As of January 16, 2024 we have acquired nine insurance agencies, including both affiliated and unaffiliated companies. During 2022, the Company acquired insurance entities, most notably, Barra & Associates, LLC., an unaffiliated full-service insurance agency, which we rebranded to RELI Exchange and expanded its footprint nationally. Additionally, we’re implementing our ‘OneFirm’ vision and strategy, which brings together our individual agencies under the single umbrella of the RELI Exchange to operate as one cohesive unit. This initiative is intended to create cross-selling and cross talent sharing opportunities for our agents and agency partners and we believe it will enhance our market presence across the U.S., fortify our relationships with carriers, enabling us to realize more profitable commission and bonus contracts due to expected increases in business volume and offer substantial benefits and efficiencies to both our agents and their clients, our shareholders, and our financial performance.

The Company also developed and launched 5MinuteInsure.com (“5MI”), a proprietary direct to consumer InsurTech platform which went live during the summer of 2021. 5MI is a business to consumer website which enables consumers to compare and purchase car and home insurance in a time efficient and effective manner. The platform is currently live in 46 states and offers coverage with up to 30 insurance carriers.

Over the next 12 months, we plan to expand and grow our footprint and market share both through organic growth, and by expansion through additional acquisitions in various insurance markets.

Our competitive advantage includes the ability to:

●	Scale to compete at a national level.
●	Capitalize on the consumer shift to ‘online’ with the personal touch of an agent, as the only InsurTech company with this combination.
●	Leverage proprietary agency software and automation to compare carrier prices, for competitive renewal pricing.
●	Employ an empowered and scalable insurance agency model.
●	Leverage technology that facilitates comparing carriers for the best prices.

The RELI Exchange B2B InsurTech platform and partner network for insurance agents and agencies also:

●	Boast being the only white label insurance brokerage agency – New agents can have a multi-million dollar agency look on day one, with a full suite of back office support (licensing, compliance, etc.).
●	Combines the low barriers to entry of an agency network, with state-of-the-art tech.
●	Builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com
●	Is designed to provide instant and competitive insurance quotes from more than thirty insurance carriers nationwide.
●	Reduces back-office burden and expenses by eliminating paperwork.
●	Provides agents more time to focus on selling policies.

In addition, we have a vast mentorship program behind the scenes, to keep sales teams active. Once people are registered, we enroll them in our mentorship program, and coach them to bring new business.

RELI Exchange is a complete, private label system where agents have more flexibility in how they choose to brand themselves, compared to competitor platforms that require agents to work under the platform’s brand name. In effect, agents have a greater sense of ownership on our platform, and the feeling that comes with a well-financed agency.

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Our best-in-class product offerings include the following:

1)	An agency partner contract

2)	An agent / pro contract

Our value proposition is that we’re giving people a complete, white label business. Agents have a fast and easy website presence, get contracts with carriers they wouldn’t normally access, and they can get paid for referrals.

Risks Relating to Our Business

We have been expanding our business by acquiring wholesale and retail insurance agencies in select markets in the U.S. In addition, we operate the RELI Exchange and 5MinuteInsure.com, proprietary internet based platforms we developed as business to business or business to consumer portals enabling agents and consumers to compare quotes from multiple carriers and sell and purchase their auto, home and life insurance coverage in a time efficient and effective manner. Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the risks discussed in detail in the section entitled “Risk Factors” including but not limited to:

●	We may experience significant fluctuations in our quarterly and annual results.

●	We have limited resources and there is significant competition for business combination opportunities. Therefore, we may not be able to acquire other assets or businesses.

●	We may be unable to obtain additional financing, if required, to complete an acquisition, or for our operations and growth of existing and target business, which could compel us to restructure a potential business transaction or abandon a particular business combination.

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●	Our cash and cash equivalents that we use to meet our working capital and operating expense needs are held in deposit accounts that could be adversely affected if the financial institution holding such funds fail.

●	Our inability to retain or hire qualified employees, as well as the loss of any of our executive officers, could negatively impact our ability to retain existing business and generate new business.

●	Our growth strategy depends, in part, on the acquisition of other insurance intermediaries, which may not be available on acceptable terms in the future or which, if consummated, may not be advantageous to us.

●	A cybersecurity attack, or any other interruption in information technology and/or data security and/or outsourcing relationships, could adversely affect our business, financial condition and reputation.

●	Rapid technological change may require additional resources and time to adequately respond to dynamics, which may adversely affect our business and operating results.

●	Changes in data privacy and protection laws and regulations, or any failure to comply with such laws and regulations, could adversely affect our business and financial results.

●	Because our insurance business is highly concentrated in certain states, adverse economic conditions, natural disasters, or regulatory changes in these states could adversely affect our financial condition.

●	If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.

●	Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

●	We may experience increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets.

●	Risks related to our lack of knowledge in distant geographic markets.

●	We compete in a highly regulated industry, which may result in increased expenses or restrictions on our operations.

●	We are subject to a variety of federal, state and international laws and other obligations regarding data protection.

●	Changes in tax laws could materially affect our financial condition, results of operations and cash flows.

●	Expectations of our company relating to environmental, social and governance factors may impose additional costs and expose us to new risks.

Corporate Information

We were formed under the name Ethos Media Network, Inc. in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in our company. Ethos Media Network, Inc. changed its name to Reliance Global Group, Inc. on October 18, 2018. Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. Our website is located at www.relianceglobalgroup.com and our telephone number is (732) 380-4600. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus.

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THE OFFERING

We are registering for resale by the selling securityholder named herein the 4,210,528 shares as described below:

Common stock to be issued upon exercise of Series G Warrants	4,210,528 shares of common stock issuable upon exercise of the Series G Warrants.

Offering price	The selling securityholder may sell all or a portion of its shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Common stock outstanding prior to exercise of Series G Warrants	4,768,863 shares of common stock(1)

Common stock to be outstanding assuming exercise of the Series G Warrants	8,979,391 shares of common stock.

Terms of the Series G Warrants

Series G Warrants. Each Series G Warrant is exercisable for one share of common stock at an exercise price of $0.6562 per share at any time after the Company obtains shareholder approval as provided in Nasdaq Rule 5635(e) to effectuate the issuance of all shares of Common Stock underlying the Series G Warrant on or prior to December 12, 2028.

In the event that there is no effective registration statement registering the shares underlying the Series G Warrant, then, under certain circumstances, the Series G Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Series G Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying Series G Warrants) to exercise the warrants without the payment of any cash.

Use of proceeds	We will not receive any of the proceeds from the sale by the selling securityholder of 4,210,528 shares of common stock being registered hereby. However, we expect to receive approximately $2,762,948 in gross proceeds assuming the cash exercise of all of the Series G Warrants by the selling securityholder to purchase the 4,210,528 shares of common stock being registered hereby at an exercise price of $0.6562 per share of common stock. However, in the event the Series G Warrants may be exercised on a cashless basis, we would not expect to receive any gross proceeds from the cash exercise of those warrants. We intend to use any net proceeds from the cash exercise of these warrants for working capital to grow the Company, debt payments, and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus and any free writing prospectus that we authorize for use.

Dividend policy	We have never paid dividends on our common stock and do not anticipate paying any dividends for the foreseeable future.

Market symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the symbol “RELI.”

(1)	The number of shares of common stock expected to be outstanding after this offering is based on 4,768,863 shares of common stock outstanding as of January 16, 2024 and excludes:

●	1,048,601 shares of common stock issuable upon the exercise of warrants outstanding as of January 16, 2024, with a weighted average exercise price of $2.33 per share; and

●	10,928 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2023, with a weighted average exercise price of $232.78 per share.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” and “Risk Factors” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.

You should read this prospectus, including the section titled “Risk Factors,” completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of its delivery or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

We are registering 4,210,528 shares of common stock for resale by the selling securityholder. We will not receive any proceeds from the sale of the shares offered by this prospectus.

However, we expect to receive approximately $2,762,948 in gross proceeds assuming the cash exercise of all of the Series G Warrants by the selling securityholder to purchase the 4,210,528 shares of common stock being registered hereby by the selling securityholder at an exercise price of $0.6562 per share of common stock. However, in the event the Series G Warrants may be exercised on a cashless basis, we would not expect to receive any gross proceeds from the cash exercise of those warrants. We intend to use any net proceeds from the cash exercise of these warrants for working capital to grow the Company, debt payments, and general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors (the “Board”) and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

SELLING SECURITYHOLDER

We have prepared this prospectus to allow Armistice Capital Master Fund Ltd., as selling securityholder, to offer for resale, from time to time, up to 4,210,528 shares of our common stock, of which up to 4,210,528 shares are issuable upon the exercise of 4,210,528 Series G Warrants (as defined below) held by the selling securityholder. We issued the Series G Warrants to the selling security holder pursuant to the Series F Inducement Agreement discussed below. The Series F Inducement Agreement was entered into in conjunction with an Inducement Offer to Extend Existing Warrants, an Exchange Agreement and an Inducement Offer to Exercise Series F Warrants to Subscribe for Common Stock, each described and defined below.

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Inducement Offer to Extend Existing Warrants and Exchange Agreement. As previously reported by the Company, on or around December 22, 2021, it entered into a securities purchase agreement (the “December 2021 Purchase Agreement”) with accredited investors (“accredited investors”) pursuant to which the Company issued those accredited investors certain Series B common stock purchase warrants (the “Series B Warrants”) amongst other securities. On December 12, 2023, the Company entered into that certain Inducement Offer to Extend Existing Warrants with accredited investors (the “Inducement Offer to Extend Existing Warrants”), pursuant to which (i) the Company extended the expiration date of the remaining Series B Warrants held by accredited investors to December 28, 2028 and (ii) accredited investors waived a restriction in the December 2021 Purchase Agreement such that the Company will be permitted to consummate an “at-the-market offering” with a registered broker-dealer, whereby such registered broker-dealer is acting as principal or agent in the purchase of shares (the “ATM”) of the Company’s common stock from the Company after sixty (60) days following December 14, 2023. Further, on December 12, 2023, the Company entered into that certain Exchange Offer of Warrants to Purchase Common Stock and Amendment with an accredited investor (the “Exchange Agreement”), pursuant to which accredited investor will exchange its remaining Series B Warrants to purchase 300,000 shares of Common Stock for 300,000 shares of Common Stock (the “Exchange Shares”).

Inducement Offer to Exercise Series F Warrants to Subscribe for Common Stock. As previously reported by the Company, on or around March 13, 2023, the Company entered into a securities purchase agreement (the “March 2023 Purchase Agreement”) with an accredited investor, pursuant to which the Company issued Series F common stock purchase warrants (the “Series F Warrants”) amongst other securities. On December 12, 2023, the Company entered into that certain Inducement Offer to Exercise Series F Warrants to Subscribe for Common Shares with the accredited investor (the “Series F Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Series F Warrants to $0.6562 per share (which is equal to the Nasdaq minimum price) (the “Nasdaq Minimum Price”) and (ii) the accredited investor agreed to exercise the Series F Warrants to purchase 2,105,264 shares of Common Stock into 2,105,264 shares of Common Stock (the “Exercise Shares”) by payment of the aggregate exercise price of approximately $1,381,474 (gross proceeds before expenses, including but not limited to EF Hutton LLC, who acted as placement agent in connection therewith). The closing occurred on December 14, 2023 (such closing date shall be referred to herein as the “Closing Date”). The Exercise Shares were all exercised, resulting in the issuance of 371,000 shares, and 1,734,264 shares held in abeyance due to the beneficial ownership limitations in the Series F Inducement Agreement. From December 12, 2023, until sixty (60) days after the Closing Date, neither the Company nor any subsidiary of the Company shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents (subject to customary carve outs for certain exempt issuances) or (ii) file any registration statement or any amendment or supplement to any existing registration statement (other than the Resale Registration Statement related to the Series G Warrants discussed below or any prospectus supplement to reflect the transactions contemplated hereby). The Series F Inducement Agreement also contains customary representations, warranties, closing conditions, and restrictive covenants.

Series F Inducement Agreement. On December 12, 2023, the Company entered into a Series F Inducement Agreement with the selling securityholder, which is an institutional accredited investor (the “Series F Inducement Agreement”), whereby, among other things, the Company issued a new unregistered Series G common share purchase warrant (“Series G Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase 4,210,528 shares of Common Stock at an initial exercise price equal to $0.6562. The Series G Warrant is not exercisable until the Company obtains the approval of a sufficient amount of holders of its common stock to satisfy the shareholder approval requirements for such action as provided in Nasdaq Rule 5635(e), to effectuate the issuance of all shares of common stock underlying the Series G Warrant (the “Shareholder Approval”). The Company agreed to hold an annual or special meeting of shareholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company agreed to call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the Series G Warrants are no longer outstanding. The Company is required to file a registration statement (the “Resale Registration Statement”) within 45 calendar days of the Closing Date providing for the resale of the common stock underlying the Series G Warrant (the “Series G Warrant Shares”) by the holders of the Series G Warrant. The Company agreed to use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the Closing Date and agreed to use commercially reasonable efforts to keep the Resale Registration Statement effective at all times until the earlier of (i) no holder owns any Series G Warrant or Series G Warrant Shares or (ii) the Series G Warrant Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the Company issues its common stock pursuant to an ATM for consideration per share less than the exercise price in effect under the Series G Warrant, then the exercise price of the Series G Warrant will be adjusted to such lower price.

If at the time of exercise of the Series G Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the selling securityholder, the Series G Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Series G Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying Series G Warrants) to exercise the warrants without the payment of any cash.

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The selling securityholder listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling securityholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling securityholder’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling securityholder for whom we are registering shares for resale to the public, and the number of such shares that each such selling securityholder may offer pursuant to this prospectus. Applicable percentages are based on shares of common stock outstanding on January 16, 2024.

Under the terms of the Series G Warrants held by the selling securityholder, the selling securityholder may not exercise any such warrants to the extent such exercise would cause such selling securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99%, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the table below do not reflect this limitation. The selling securityholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

We cannot advise as to whether the selling securityholder will in fact sell any or all of such shares. In addition, the selling securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

				Shares beneficially owned after this Offering(2)
Selling securityholder (1)	Number of Shares beneficially owned before this offering	Percentage of Common Stock Owned Before this Offering	Number of Shares of Common Stock Offered in this Offering	Number of Shares	Percentage of total outstanding common stock
Armistice Capital Master Fund Ltd. (3)	6,961,195	60.11%	4,210,528	2,750,667	23.75%

(1)	If required, information about other selling securityholder, except for any future transferees, pledgees, donees or successors of the Selling Stockholder named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)	Assumes all shares offered by the selling securityholder hereby are sold and that the selling securityholder buys or sells no additional shares of common stock prior to the completion of this offering.

(3)

The  securities consist of shares (held or held in abeyance) and warrants, and are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Warrants and abeyance shares are subject to beneficial ownership limitations of 4.99% and 9.99% respectively, which such limitations restrict the Selling Stockholder from exercising or releasing that portion of warrants or abeyance shares that would result in the Selling Stockholder and its affiliates owning, after exercise or release, a number of shares of common stock in excess of the respective beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. As of the date of this filing, Master Fund currently holds:

(I)	an aggregate of 149,736 shares of the Company’s common stock currently held,
(II)	rights to receive 1,734,264 Exercise Shares held in abeyance pursuant to the Series F Inducement Agreement, subject to a 9.99% blocker,
(III)	Series B Warrants, subject to a 4.99% blocker, exercisable into 866,667 shares of the Company’s common stock, and;
(IV)	Series G Warrants, subject to a 4.99% blocker, exercisable into 4,210,528 shares of the Company’s common stock.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the selling securityholder and issuable upon exercise of the Series G Warrants by the selling securityholder to permit the resale of these shares of common stock by the selling securityholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholder of the shares of common stock, although we will receive the exercise price of any Series G Warrants not exercised by the selling securityholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling securityholder may sell all or a portion of the shares of common stock held by such selling securityholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling securityholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by the selling securityholder and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholder under this prospectus. The selling securityholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling securityholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Series F Inducement Agreement, estimated to be $29,907.81 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

As of January 16, 2024, our authorized capital stock consists of 2,750,000,000 shares of capital stock with a par value of $0.086 per share, consisting of 2,000,000,000 shares of common stock, par value of $0.086 per share, and 750,000,000 shares of preferred stock, par value of $0.086 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series. As of January 16, 2024, there were 4,768,863 shares of common stock issued and outstanding, held by 521 holders of record, no shares of preferred stock were issued and outstanding. The authorized and unissued shares of both common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the preferred stock authorized in accordance with the terms and conditions set forth in the articles of incorporation, as amended, for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in one or more series, all as the board of directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Dividends. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by the Articles of Incorporation from time to time, or the Florida Business Corporation Act or the FBCA, as the same may be amended and supplemented, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

Voting Rights. Except as otherwise provided by the FBCA, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Company’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Company’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Company with or into any other person or sale or transfer of all or any part of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

Consideration for Shares. The Common Stock authorized by the Articles of Incorporation shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Non-Assessment of Stock. The Common Stock, after the amount of the subscription price has been fully paid, are non-assessable.

Reverse Stock Split

On February 23, 2023, pursuant to authority granted by the board of directors, we implemented a 1-for-15 reverse split of our authorized and issued and outstanding common stock (the “Reverse Split-2023”). The par value remained unchanged. All share and per share information as well as common stock and additional paid-in capital have been retroactively adjusted to reflect the Reverse Split-2023 for all periods presented, unless otherwise indicated. The split resulted in a rounding addition of approximately 15,300 shares valued at par, totaling $1,300.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 750,000,000 shares of Preferred Stock in one or more series and authorize their issuance. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, option and other rights of the Preferred Stock and the qualifications, limitations, or restrictions relating thereto, shall be prescribed by resolution of the board of directors pursuant to the Articles of Incorporation.

The following summary of terms of our Preferred Stock is not complete. You should refer to the provisions of our Articles of Incorporation, as amended, and Bylaws and the resolutions containing the terms of each class or series of the Preferred Stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of Preferred Stock. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing;
●	the provisions for a sinking fund;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights of the preferred stock;
●	preemptive rights;
●	restrictions on transfer, sale or other assignment;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of material United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital, or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock, and the likelihood that such holders will receive dividend payments and payments upon liquidation.

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Florida Law and Certain Charter and Bylaw Provisions

Florida Anti-Takeover Law. As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the FBCA a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Articles of Incorporation, as amended and Bylaws.

Our Articles of Incorporation, as amended and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the board of directors, or at the request in writing by shareholders of record owning at least 10% of all the stockholders entitled to vote; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the board of directors.

Stock Options

2019 Equity Incentive Plan. During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) under which various forms of equity awards can be granted to employees, directors, consultants, and service providers. Awards include but are not limited to, restricted stock, restricted stock units, performance shares and stock options. A total of 46,667 shares of common stock were reserved for issuance under the 2019 Plan. As of January 16, 2024, after considering 2019 Plan shares held for outstanding options, there remains no additional capacity for further awards. As of the same date, there are 10,928 options outstanding with a weighted average exercise price of $232.55 and weighted average remaining contractual life of 0.57 years. The Company issues new shares of common stock for any option exercises, from its shares available under either its 2019 Plan or 2023 Plan.

2023 Equity Incentive Plan. On August 10, 2023, our Compensation Committee of the Board of Directors (the “Compensation Committee”) approved, and proposed for stockholder approval, the Reliance Global Group, Inc. 2023 Equity Incentive Plan (the “2023 Plan,” together with the 2019 Plan, the “Plans”). The purpose of the 2023 Plan is to provide a means through which the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The 2023 Plan provides for various stock-based incentive awards, including incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. It became effective on August 10, 2023 and will terminate on August 10, 2033, unless the Compensation Committee terminates it earlier.

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A total of 800,000 shares of common stock were reserved for issuance under the 2023 Plan, and as of January 16, 2024 there were no new options granted, and there remain 47,080 shares available for issuance.

Administration of the Plans. The Plans are administered by the Compensation Committee of the Board. The Compensation Committee is authorized to select from among eligible employees, directors, and service providers those individuals to whom shares and options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Compensation Committee is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any shares and options granted hereunder is within the discretion of the Compensation Committee.

The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Compensation Committee in connection with its adoption of the Plans were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

Series A Warrants

In conjunction with the Company’s initial public offering, the Company issued 2,070,000 Series A Warrants which were classified as equity warrants because of provisions, pursuant to the warrant agreement, that permit the holder obtain a fixed number of shares for a fixed monetary amount. The warrants are standalone equity securities that are transferable without the Company’s consent or knowledge. The warrants were recorded at a value per the offering of $0.01. The warrants may be exercised at any point from the effective date until February 8, 2026, and are not subject to any antidilution provisions. After taking into account warrant exercises, there were 1,695,000 Series A warrants outstanding as of January 16, 2024 exercisable into 113,000 shares of Common Stock at an exercise price of $6.13 per share.

Series B Warrants

Pursuant to a securities purchase agreement dated December 22, 2021, the Company issued 651,997 warrants to purchase its Common Stock at an exercise price of $61.35 per share (the “Series B Warrants”). The Series B Warrants originally expired on January 4, 2027, and pursuant to the Inducement Offer to Extend Existing Warrants (as defined below) now expire on December 28, 2028. Following the exchange of 300,000 shares of our Common Stock for 300,000 Series B Warrants pursuant to the Exchange Agreement (as defined below), and following a subsequent exercise price reset pursuant to Section 2(b) of the Series B Warrants and a dilutive issuance, there remain 866,667 Series B Warrants outstanding as of January 16, 2024 at an exercise price of $0.63 per share, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). If a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant.

On December 12, 2023, the Company entered into that certain Inducement Offer to Extend Existing Warrants with accredited investors (the “Inducement Offer to Extend Existing Warrants”), pursuant to which (i) the Company extended the expiration date of the remaining Series B Warrants held by accredited investors to December 28, 2028 and (ii) accredited investors waived a restriction in the December 2021 Purchase Agreement such that the Company will be permitted to consummate an “at-the-market offering” with a registered broker-dealer, whereby such registered broker-dealer is acting as principal or agent in the purchase of shares (the “ATM”) of common stock of the Company, par value $0.086 per share (“Common Stock”) from the Company after sixty (60) days following the December 14, 2023 closing date. Further, on December 12, 2023, the Company entered into that certain Exchange Offer of Warrants to Purchase Common Stock and Amendment with accredited investors (the “Exchange Agreement”), pursuant to which accredited investors exchanged their remaining Series B Warrants to purchase 300,000 shares of Common Stock for 300,000 shares of Common Stock (the “Exchange Shares”).

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As of January 16, 2024, there remain 866,667 Series B Warrants outstanding.

Series E and F Warrants

Pursuant to a securities purchase agreement dated March 13, 2023, the Company issued to one institutional buyer (i) an aggregate of 155,038 shares of Common Stock along with accompanying common warrants (the “Common Units”), (ii) prefunded warrants (the “Prefunded Warrants” or “Series E Warrants”) that are exercisable into 897,594 shares of Common Stock (the “Prefunded Warrant Shares”) at an exercise price of $0.01 per share along with accompanying common warrants (the “Pre-Funded Units”), and (iii) common warrants (the “Common Warrants” or “Series F Warrants”) to initially acquire up to 2,105,264 shares of Common Stock (the “Series F Warrant Shares”) at an exercise price of $3.55 per share in a private placement offering (the “Private Placement-2023”).

Each Series E Warrant will be exercisable for one share of common stock at an exercise price of $0.001 per share following the issue date until exercised in full. The Series E Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Series E Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying Prefunded Warrants) to exercise the warrants without the payment of any cash.

Each Series F Warrant is exercisable for one share of common stock at an exercise price of $3.55 per share six months following the issue date and will expire five and one-half years from the issue date. In the event that there is no effective registration statement registering the shares underlying the Series F Warrants, then the Series E Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Series F Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the Series F Warrants without the payment of any cash. The exercise price of the Series F Warrants is subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Private Placement-2023.

Under the terms of the Series E Warrant and the Series F Warrants, the holder of such warrants may not exercise any such warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised.

In connection with the issuance of the Series E Warrants and the Series F Warrants, the Company entered into a registration rights agreement with the buyers of the warrants to register for resale the Common Stock underlying the Series E Warrants and the Series F Warrants. On September 13, 2023, a registration statement relating to the Series E Warrant Shares and the Series F Warrant Shares was declared effective by the SEC.

Additionally, the Company issued a warrant to the placement agent in connection with the offering of the Common Units to initially acquire 52,632 shares of Common Stock at an exercise price of $3.91 per share (the “PA Warrant”). The PA Warrant is exercisable six months following the date of issuance and expires five years from the date of issuance.

During the fourth quarter of 2023, all 897,594 Series E Warrants were exercised into 897,594 shares of Common Stock via cash exercises resulting in $898 of cash proceeds to the Company.

Pursuant to that certain Inducement Offer to Exercise Series F Warrants to Subscribe for Common Stock with accredited investors dated December 12, 2023 (the “Series F Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Series F Warrants to $0.6562 per share (which is equal to the Nasdaq minimum price) (the “Nasdaq Minimum Price”) and (ii) the holder of such warrants agreed to exercise the remaining Series F Warrants to purchase 2,105,264 shares of Common Stock into 2,105,264 shares of Common Stock (the “Exercise Shares”) by payment of the aggregate exercise price of approximately $1,381,474 (gross proceeds before expenses, including but not limited to EF Hutton LLC, who acted as placement agent in connection therewith). The Exercise Shares were all exercised, resulting in the issuance of 371,000 shares, and 1,734,264 shares held in abeyance due to the beneficial ownership limitations in the Series F Inducement Agreement. Pursuant to the terms of the Series F Inducement Agreement, the Company agreed from December 12, 2023, until sixty (60) days thereafter, that neither the Company nor any subsidiary of the Company will (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents (subject to customary carve outs for certain exempt issuances) or (ii) file any registration statement or any amendment or supplement to any existing registration statement (other than the resale registration statement related to the Series G Warrants discussed below or any prospectus supplement to reflect the transactions contemplated hereby).

As of January 16, 2024, all Series E Warrants and Series F Warrants have been exercised with none remaining outstanding, and 52,632 PA Warrants remain outstanding.

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Series G Warrants

Pursuant to the Series F Inducement Agreement, the Company issued a new unregistered Series G common share purchase warrant (“Series G Warrant”) pursuant to Section 4(a)(2) of the Securities Act to purchase 4,210,528 shares of Common Stock at an initial exercise price equal to $0.6562. The Series G Warrant is not exercisable until the Company obtains the approval of a sufficient amount of holders of the Company’s Common Stock to satisfy the shareholder approval requirements for such action as provided in Nasdaq Rule 5635(e), to effectuate the issuance of all shares of Common Stock underlying the Series G Warrant (the “Shareholder Approval”). The Company agreed to hold an annual or special meeting of shareholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the Series G Warrants are no longer outstanding. The Company is required to file a registration statement (the “Resale Registration Statement”) within 45 calendar days of the Closing Date providing for the resale of the Common Stock underlying the Series G Warrant (the “Series G Warrant Shares”) by the holders of the Series G Warrant. The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the Closing Date and shall use commercially reasonable efforts to keep the Resale Registration Statement effective at all times until the earlier of (i) no holder owns any Series G Warrant or Series G Warrant Shares or (ii) the Series G Warrant Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the Company issues Common Stock pursuant to an ATM at a cost basis per share less than the exercise price in effect under the Series G Warrant, then the exercise price of the Series G Warrant will be adjusted to such lower price.

If at the time of exercise of the Series G Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the selling securityholder, the Series G Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Series G Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying Series G Warrants) to exercise the warrants without the payment of any cash.

As of January 16, 2024, there remain 4,210,528 Series G Warrants outstanding.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Listing

Our common stock is quoted on the NASDAQ under the symbol “RELI” and our Warrants under the symbol “RELIW”.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, 1700 Palm Beach Lakes Blvd., Suite 820, West Palm Beach, Florida 33401.

EXPERTS

The consolidated financial statements appearing in the Reliance Global Group, Inc.’s Annual Report on Form 10-K filed for the year ended December 31, 2022, have been audited by Mazars USA LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http:/www.relianceglobalgroup.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	our Annual Report and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023 and August 10, 2023, respectively;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 18, 2023, August 10, 2023, and November 13, 2023, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2023, January 4, 2023, February 13, 2023, February 16, 2023, February 22, 2023, March 10, 2023, March 14, 2023, March 16, 2023, March 16, 2023, May 18, 2023, May 24, 2023, July 7, 2023, August 8, 2023, August 10, 2023, October 4, 2023, November 13, 2023, November 16, 2023, November 20, 2023, November 30, 2023, December 13, 2023, December 14, 2023, December 19, 2023 and January 11, 2024;

●	the description of our common stock which is included in our Form 8-A12B filed with the SEC on February 8, 2021, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 380-4600 or by writing to us at the following address:

RELIANCE GLOBAL GROUP, INC.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Attn: Chief Financial Officer

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Reliance Global Group, Inc., a Florida corporation.

Type	Amount
SEC registration fee	$407.81
Accounting fees and expenses*	8,500.00
Legal fees and expenses*	20,000.00
Miscellaneous fees and expenses*	1,000.00
Total expenses*	$29,907.81

* Estimated

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we have the power to indemnify our directors, officers, employees and agents to the full extent permitted by the FBCA if in the judgment of the entire board of directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Sec. 607.0851(1) or (2) of the FBCA have been met.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

Our obligation to provide indemnification under our bylaws, which will be in effect upon the consummation of this offering, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

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Our bylaws, which will be in effect upon the consummation of this offering, shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

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Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)	Class of Securities	Value of Securities issued ($/per share) at Issuance	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed).	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?

3/5/2021	New	1,000	Common	91.05	Yes	Tradigitial Marketing Group	Services	Restricted	4(a)(2)
3/9/2021	New	1,556	Common	218.55	Yes	Mark Sisson	Acquisition	Restricted	4(a)(2)
5/1/2021	New	995	Common	50.25	Yes	Joshua Kushenreit	Acquisition	Restricted	4(a)(2)

11/5/2021	New	778	Common	0.086	Yes	Reliance Global Holdings, LLC	Conversion of preferred shares	Restricted	4(a)(2)

1/3/2022	New	1,000	Common	99.00	Yes	Warberg	Exercise of Series A warrants		4(a)(2)

1/4/2022	New	16,000	Common	99.00	Yes	Clear Street LLC	Exercise of Series A warrants		4(a)(2)

1/5/2022	New	4,000	Common	99.00	Yes	Clear Street LLC	Exercise of Series A warrants		4(a)(2)

1/5/2022	New	178,060	Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/5/2022	New	9,076	Preferred	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/5/2022	New	651,997	Series B Warrants	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/10/2022	New	40,402	Common	48.45	Yes	Pagidem, LLC	Acquisition		4(a)(2)

1/18/2022	New	4,000	Common	99.00	Yes	Clear Street LLC and Warberg	Exercise of Series A warrants		4(a)(2)

3/22/2022	New	(218,462)	Common	61.35	Yes	Hudson Bay Master Fund Ltd., Pagidem, LLC and Armistice Capital Master Fund, Ltd.	Exchange of common shares for series C warrants		4(a)(2)

5/24/2022	New	89,030	Common	61.35	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series C warrants		4(a)(2)

5/24/2022	New	40,402	Common	61.35	Yes	Pagidem, LLC	Exercise of Series C warrants		4(a)(2)

6/14/2022	New	89,030	Common	61.35	Yes	Armistice Capital Master Fund, Ltd.	Exercise of Series C warrants		4(a)(2)

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Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)		Class of Securities	Value of Securities issued ($/per share) at Issuance	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed).	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?
8/4/2022	New	122,869		Common	See footnote 2.	Yes	Armistice Capital Master Fund, Ltd.	Conversion of preferred shares(2)		4(a)(2)

8/15/2022	New	28,497		Common	14.55	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series D warrants		4(a)(2)

8/18/2022	New	52,926		Common	13.78	Yes	Armistice Capital Master Fund, Ltd.	Exercise of Series D warrants		4(a)(2)

8/24/2022	New	25,070		Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd.	Conversion of preferred shares(2)		4(a)(2)

01/05/2023	New	92,771	(1)	Common	7.50	Yes	Altruis Benefits Consulting, Inc.	Acquisition		4(a)(2)

1/17/2023	New	16,587	(1)	Common	8.85	Yes	Joshua Paul Kushnereit	Acquisition		4(a)(2)

2/13/2023	New	66,743	(1)	Common	9.664	No	YES Americana Group, LLC	Conversion		3(a)(9)

3/16/2023	New	155,038		Common	3.55	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

3/16/2023	New	897,594		Prefunded (Series E) Warrants exercisable @ $0.001 per share	3.549	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

3/16/2023	New	2,105,264		Common (Series F) Warrants exercisable @ $3.55 per share	0.125	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

4/03/2023	New	65,000		Common	2.63	No	New To The Street	Services		4(a)(2)

5/18/2023	New	176,130		Common	4.07	No	Jonathan Fortman	Acquisition		4(a)(2)

5/18/2023	New	176,130		Common	4.07	No	Zachary Fortman	Acquisition		4(a)(2)

6/06/2023	New	29,974		Common	4.41	No	Maxim Partners LLC	Services		4(a)(2)

06/20/2023	New	440		Common	4.50	No	Chad Champion	Services		4(a)(2)

06/20/2023	New	13,187		Common	4.50	No	Sandstone Group Corp.	Services		4(a)(2)

06/20/2023	New	3,956		Common	4.50	No	Newbridge Securities Corporation	Services		4(a)(2)

7/7/2023	New	400		Common	2.50	Yes	Bitbean LLC	Services		4(a)(2)

7/14/2023	New	73,264		Common	2.50	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series B warrants		3(a)(9)
10/11/2023	New	174,610		Common	2.42	No	Julie A. Blockey	Acquisition Earn-Out payment	Restricted	4(a)(2)
12/06/2023	New	65,000		Common	1.64	No	New to the Street Group, LLC	Services	Restricted	4(a)(2)
12/08/2023	New	82,645		Common	1.21	No	Outside the Box Capital Inc.	Services	Restricted	4(a)(2)
12/12/2023	New	4,210,528		Series G Warrants	See footnote(3)	No	Armistice Capital Master Fund, Ltd.	Inducement to exercise Series F Warrants	Restricted	4(a)(2)
12/15/2023	New	300,000		Common	See footnote(4)	See footnote(4)	Hudson Bay Master Fund Ltd.	Inducement to exchange Series B Warrants	Restricted	3(a)(9)

(1)	Gives effect to a 1:15 reverse stock split effective as of February 23, 2023.

(2)	Reflects sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 651,997 shares of Common Stock originally (which has been increased from 651,997 to 1,333,333 shares of Common Stock as a result of the triggering of certain anti-dilution provisions contained in the Series B Warrants), (ii) an aggregate of 178,060 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s Series B Preferred Stock, initially convertible into an aggregate of 147,939 shares of Common Stock at a conversion price of $61.35 per share. The purchase price per Common Share and accompanying Series B Warrants was $61.35. The purchase price per Preferred Share and accompanying Series B Warrants was $1,000. The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants was approximately $20,000,000.

(3)	Reflects issuance of Series G Warrants pursuant to Series F Inducement Agreement dated December 12, 2023 exercisable at an exercise price of $0.6562 per share.

(4)	Reflects issuance of Common Stock in exchange for 300,000 Series B Warrants pursuant to Exchange Offer of Warrants to Purchase Common Stock and Amendment dated December 12, 2023.

II-4

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) as amended through October 19, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

3.2	Bylaws of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

3.3	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 3, 2021 (incorporated herein by reference to Exhibit 3.9 to Amendment No. 4 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 5, 2021 (SEC File No. 333-249381)).

3.4	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated December 23, 2021 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2022 (SEC File No. 001-40020)).

3.5	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 16, 2023 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2023 (SEC File No. 001-40020)).

3.6	Medigap Healthcare Insurance Agency LLC Formation and Assignment Documents (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

3.7	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated November 27, 2023 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2023 (SEC File No. 001-40020)).

4.1	Form of Series C Warrant (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

4.2	Form of Series D Warrant (incorporated herein by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

4.3	Form of Pre-Funded Warrant (Series F Warrant) (incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

4.4	Form of Warrant (Series F Warrant) (incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

4.5	Form of Series G Warrant (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC.

10.1	Securities Purchase Agreement between Reliance Global Group, Inc. and Nsure, Inc. dated February 19, 2020 (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (SEC File No. 333-249381)).

10.2	Irrevocable Assignment & Acquisition Agreement between Reliance Global Holdings, LLC and Ezra Beyman effective as of June 3, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

10.3	Lease between Coverage Consultants Unlimited, Inc. and Commercial Coverage Solutions, LLC dated August 17, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

II-5

10.4	Master Credit Agreement between Southwestern Montana Insurance Center, LLC and Oak Street Funding LLC dated April 3, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) filed with the Securities and Exchange Commission on December 4, 2020 (File No. 333-249381)).

10.5†	Reliance Global Group Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.6	Amendment No. 1 to Securities Purchase Agreement between Nsure Inc. and Reliance Global Group, Inc. dated October 8, 2020 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.7	Form of Warrant Agent Agreement between Reliance Global Group, Inc. and VStock Transfer, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.8	Purchase Agreement among Kush Benefit Solutions, LLC, J.P. Kush and Associates, Inc. and Joshua Kushnereit dated May 12, 2021 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.9	Form of Securities Purchase Agreement among Reliance Global Group, Inc. and the investors identified on the signature pages thereto dated as of December 22, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.10	Form of Registration Rights Agreement 2021 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.11	Form of Series B Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.12	Form of Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.13	Asset Purchase Agreement between Reliance Global Group, Inc. and Medigap Healthcare Insurance Company, LLC and the sole member thereof dated as of December 21, 2021 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2022 (SEC File No. 001-40020)).

10.14	Form of Investor Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

10.15	Form of Medigap Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

10.16	Asset Purchase Agreement between Reli Exchange, LLC and Barra & Associates, LLC dated April 26, 2022 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020)).

10.17	Security Agreement between Medigap Healthcare Insurance Agency, LLC and Oak Street Funding LLC dated April 26, 2022 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020))

10.18†	Employment Agreement between Reliance Global Group, Inc. and Grant Barra dated April 26, 2022 Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020))Ex. 10.3

10.19	Promissory Note issued by Reliance Global Group, Inc. to YES Americanna Group LLC on September 13, 2022 (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022 (SEC File No. 001-40020)).

10.20	Amendment No. 1 to the Promissory Note between Reliance Global Group, Inc. and YES Americana Group, LLC, dated as of February 7, 2023 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2023 (SEC File No. 001-40020)).

10.21†	Promotion Letter by and between Reliance Global Group, Inc. and Joel Markovits dated as of December 28, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2023 (SEC File No. 001-40020)).

II-6

10.22#	Securities Purchase Agreement, dated March 13, 2023, between Reliance Global Group, Inc. and Investor (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.23	Form of Warrant (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.24	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.25	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.26	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.27	Second Amendment to the Purchase Agreement, dated as of May 18, 2023, by and between Reliance Global Group, Inc., Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2023 (SEC File No. 001-40020)).

10.28	Confidential Settlement and Mutual General Release Agreement, dated as of June 30, 2023, by and among the registrant, Medigap Healthcare Insurance Agency, LLC, Pagidem, LLC f/k/a Medigap Healthcare Insurance Company, LLC, Joseph J. Bilotti, III, Kyle Perrin, Zachary Lewis, T65 Health Insurance Solutions, Inc. f/k/a T65 Health Solutions, Inc., and Seniors First Life, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2023 (SEC File No. 001-40020)).

10.29	Amendment #1 to the Purchase Agreement, dated as of September 29, 2023, by and between Reliance Global Group, Inc., Southwestern Montana Insurance Center, LLC, Southwestern Montana Financial Center, Inc., and Julie A. Blockey (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2023 (SEC File No. 001-40020)).

10.30†	Reliance Global Group Inc. 2023 Equity Incentive Plan (incorporated by reference to Appendix I to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 4, 2023 (File No. 001-40020)).

10.31	Inducement Offer to Extend Existing Warrants, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

10.32	Inducement Offer to Exercise Series F Warrants to Subscribe for Common Shares, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

10.33	Exchange Offer of Warrants to Purchase Common Stock and Amendment, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2022).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Form Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2023 (SEC File No. 000-40020)).

23.1*	Consent of Mazars USA LLP.

23.2	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

107	Filing fee table.

*	Filed herewith
**	Previously filed
†	Includes management contracts and compensation plans and arrangements
#	Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

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Item 17. Undertakings.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of New Jersey, on January 16, 2024.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ezra Beyman as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on January 16, 2024.

Name	Position

/s/ Ezra Beyman	Chief Executive Officer and Executive Chairman and Director
Ezra Beyman	(Principal Executive Officer)

/s/ Joel Markovits	Chief Financial Officer
Joel Markovits	(Principal Financial and Accounting Officer)

/s/ Alex Blumenfrucht	Director
Alex Blumenfrucht

/s/ Sheldon Brickman	Director
Sheldon Brickman

/s/ Ben Fruchtzweig	Director
Ben Fruchtzweig

/s/ Scott Korman	Director
Scott Korman

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